Filed Pursuant to Rule 424(b)(7)
Registration No. 333-268687

Prospectus Supplement dated December 30, 2022

(To Prospectus dated December 14, 2022)

Common Stock

This prospectus supplement supplements the prospectus dated December 14, 2022 (as supplemented, the “prospectus”), which forms a part of our registration statement on Form S-3 (No. 333-268687). This prospectus supplement is being filed to update and supplement the information in the prospectus solely for the purpose of including selling stockholders who have acquired shares of our common stock and warrants to purchase shares of our common stock (or pre-funded warrants to purchase common stock in lieu thereof) from certain existing selling stockholders previously named in the prospectus. The aggregate number of shares registered under the prospectus remains the same.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

SELLING STOCKHOLDERS

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of December 27, 2022 and updates and supersedes the information in the table contained under the heading “Selling Stockholders” in the prospectus dated December 14, 2022. The percentages of shares owned before and after the offering are based on 43,042,548 shares of common stock outstanding as of December 27, 2022, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to warrants and are deemed outstanding in the table below because they are beneficially owned by a person.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Slate Path Master Fund LP(3)	3,321,291	7.56%	1,837,672	1,483,619	3.45%
Entities affiliated with Bleichroeder LP(4)	1,162,556	2.68%	612,556	550,000	1.28%
Entities affiliated with Prosight Management, LP(5)	2,342,034	5.36%	1,225,114	1,116,920	2.59%
Entities affiliated with Baker Bros. Advisors LP(6)	3,062,880	6.64%	3,062,880	—	—
Entities affiliated with SilverArc Capital Management, LLC(7)	612,556	1.41%	612,556	—	—
Aaron A. Grunfeld and Patricia Greenberg-Grunfeld(8)	50,000	*	50,000	—	—
Andes Capital Financing LLC(9)	61,256	*	61,256	—	—
Fatima, LLC(10)	101,884	*	91,884	10,000	*
Andrew Schwartzberg(11)	3,062,788	6.87%	3,062,788	—	—
The Rachitsky Family Trust Dated 10-26-2010(12)	30,628	*	30,628	—	—
Anthony Digiandomenico and Jessica Digiandomenico(13)	257,304	*	153,140	104,164	*
Artem Sagalovich(14)	20,000	*	20,000	—	—
Austin F Elkins and Rebecca L Elkins(15)	12,252	*	12,252	—	—
Charles B. Humphrey(16)	45,942	*	45,942	—	—
William Noble Jr.(17)	61,256	*	61,256	—	—
Brett Schafer(18)	61,256	*	61,256	—	—
Brian Weitman(19)	153,140	*	153,140	—	—
MCM Partners, L.P.(20)	61,256	*	61,256	—	—
Christopher Domencic(21)	30,628	*	30,628	—	—
Christopher A. Marlett Living Trust(22)	912,492	2.09%	600,000	312,492	*
Cliff Martin Living Trust(23)	60,000	*	60,000	—	—
The Daniel B Root Revocable Trust(24)	20,000	*	20,000	—	—
Candlestick Lane Investments, LP(25)	215,015	*	30,628	184,387	*
Erick Richardson Jr.(26)	306,278	*	306,278	—	—
Feliks Manyak and Polina Manyak(27)	61,256	*	61,256	—	—
Gary A. Schuman(28)	131,627	*	30,628	100,999	*
Public Ventures, LLC(29)	79,084	*	79,084	—	—
George H. Brandon and Ruth M. Brandon(30)	140,888	*	140,888	—	—
Arnao Trust(31)	30,628	*	30,628	—	—
Joseph E Januszewski and Ashley B Januszewski(32)	61,256	*	61,256	—	—
Catalysis Partners, LLC(33)	183,768	*	183,768	—	—
Polaris Prime Small Cap Value, LP(34)	30,628	*	30,628	—	—

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
John C. Pernell Jr.(35)	30,628	*	30,628	—	—
John Stanley Revocable Trust dated 8/4/2006(36)	570,420	1.32%	150,000	420,420	*
Karla Mansell(37)	6,126	*	6,126	—	—
Kevin Cotter and Amy Cotter(38)	88,960	*	30,628	58,332	*
Causeway Bay Capital LLC(39)	30,628	*	30,628	—	—
Len R Adamson(40)	20,000	*	20,000	—	—
MacDonald J Bowyer(41)	30,628	*	30,628	—	—
Strome Mezzanine Fund II, LP(42)	3,159,120	7.09%	3,062,788	96,332	*
Martina Lang(43)	21,440	*	21,440	—	—
Kepmen Capital LLC(44)	30,000	*	30,000	—	—
Matthew Jones(45)	30,628	*	30,628	—	—
The Mihir Parikh and Keerti Gurushanthaiah Trust (DTD 11-22-2005)(46)	30,628	*	30,628	—	—
MN Trust(47)	61,256	*	61,256	—	—
Nimish Patel(48)	122,512	*	122,512	—	—
Paul Acker and Shauna Acker JTWROS(49)	61,256	*	61,256	—	—
Bristol Investment Fund Ltd(50)	306,278	*	306,278	—	—
Paul S. Tomaso(51)	30,628	*	30,628	—	—
Peter A. Appel(52)	2,134,780	4.92%	612,558	1,522,222	3.54%
Rafe W Wilkinson(53)	15,314	*	15,314	—	—
Ricardo Barrios Velasquez(54)	91,884	*	91,884	—	—
Ricardo Barrios Solorzano(55)	91,884	*	91,884	—	—
Richard J Hofstra and Donna J Hofstra(56)	15,314	*	15,314	—	—
OPMFMK LLC, a Nevada LLC(57)	91,884	*	91,884	—	—
Street and Audrey Reeves Family trust 4-24-2004(58)	61,256	*	61,256	—	—
Carter Revocable Living Trust U/A 1-8-2019, Todd Carter, Erin Hansen Carter, TTEES(59)	15,314	*	15,314	—	—
Integrous Capital Partners, LLC(60)	15,314	*	15,314	—	—
Richard Brock Compton(61)	61,256	*	61,256	—	—
Bruce A. Robson(62)	61,256	*	61,256	—	—
Anthony Jason Brent(63)	122,512	*	122,512	—	—
Joao Bernardo Granizo Mucciolo(64)	9,188	*	9,188	—	—
Bell Family Trust(65)	122,512	*	122,512	—	—
Marcel Albert Krop(66)	6,126	*	6,126	—	—
Matthew Hayden(67)	30,628	*	30,628	—	—
Bennett Living Trust (DTD 3-12-1992)(68)	15,314	*	15,314	—	—

*	Less than one percent
(1)

The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus, including shares issuable upon the exercise of Warrants and pre-funded warrants issued in the Private Placement, without giving effect to the Beneficial Ownership Limitation.

(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering.

However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, including common stock issuable upon exercise of the Warrants and pre-funded warrants issued or issuable in the Private Placement.
(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 2,402,455 shares of common stock held by Slate Path Master Fund LP (“Master Fund”) and (ii) 918,836 shares of common stock issuable upon exercise of Warrants held by Master Fund. Master Fund is prohibited from exercising such Warrants, if, as a result of such exercise, Master Fund would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. Master Fund and its affiliates disclaim beneficial ownership of any shares of common stock the issuance of which would violate such Beneficial Ownership Limitation. Each of (i) Slate Path Capital LP (“Slate Path”), as the investment manager of the Master Fund, (ii) Jades GP, LLC (“Jades”), as the general partner of Slate Path, and (iii) David Greenspan, as the managing partner of Jades, may be deemed to beneficially own the shares owned by the Master Fund. Each of the foregoing disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein. The address for the Master Fund is Ugland House, 121 South Church Street, George Town, Cayman Islands KY1-1104 and the address for Slate Path, Jades and Mr. Greenspan is 717 Fifth Avenue, 16th Floor, New York, NY 10022.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 240,997 shares of common stock and 88,820 shares of common stock issuable upon exercise of Warrants, in each case held by 21 April Fund, L.P. and (ii) 615,281 shares of common stock and 217,458 shares of common stock issuable upon exercise of Warrants, in each case held by 21 April Fund, Ltd. Bleichroeder LP has voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Michael M. Kellen is the portfolio manager of Bleichroeder LP and has voting and dispositive power with respect to the shares. The address of the selling stockholders is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.

(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 308,877 shares of common stock and 110,260 shares of common stock issuable upon exercise of Warrants, in each case held by Prosight Fund, LP, (ii) 685,312 shares of common stock and 242,083 shares of common stock issuable upon exercise of Warrants, in each case held by Prosight Plus Fund, LP, (iii) 613,478 shares of common stock and 216,784 shares of common stock issuable upon exercise of Warrants, in each case held by GCM Grosvenor Equity Opportunities Master Fund, and (iv) 121,810 shares of common stock and 43,430 shares of common stock issuable upon exercise of Warrants, in each case held by Undiscovered Value Fund, LP (collectively, the “Prosight Funds”). The Prosight Funds are prohibited from exercising Warrants, if, as a result of such exercise, the Prosight Funds would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. Prosight Management, LP is the sub-advisor or general partner and investment manager of each of the Prosight Funds, and by virtue of such status may be deemed to be the beneficial owner of the shares held by them. Prosight Partners, LLC is the general partner of Prosight Management, LP, and by virtue of such status may be deemed to be the beneficial owner of the shares held by the Prosight Funds. W. Lawrence Hawkins is the sole member of Prosight Partners, LLC, has voting and investment power with respect to the shares held by the Prosight Funds, and therefore may be deemed to be the beneficial owner of the shares held by them. W. Lawrence Hawkins disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of the selling stockholders is 5956 Sherry Lane, Suite 1365, Dallas, TX 75225.

(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,375,540 shares of common stock issuable upon exercise of pre-funded warrants and 1,375,540 shares of common stock issuable upon exercise of Warrants, in each case held by Baker Brothers Life Sciences, L.P., and (ii) 155,900 shares of common stock issuable upon exercise of pre-funded warrants and 155,900 shares of common stock issuable upon exercise of Warrants, in each case held by 667, L.P. Baker Brothers Life Sciences, L.P. and 667, L.P. (the “Funds”) are prohibited from exercising such pre-funded warrants and

Warrants, if, as a result of such exercise, the Funds would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. The Funds and their affiliates disclaim beneficial ownership of any shares of common stock the issuance of which would violate such Beneficial Ownership Limitation. Baker Bros. Advisors LP (“Adviser”) is the management company and investment adviser to the Funds and has sole voting and investment power with respect to the shares held by the Funds. Baker Bros. Advisors (GP) LLC (“Adviser GP”) is the sole general partner of Adviser. Julian C. Baker and Felix J. Baker are managing members of Adviser GP. Adviser GP, Felix J. Baker, Julian C. Baker and Adviser may be deemed to be beneficial owners of the securities directly held by the Funds. Julian C. Baker, Felix J. Baker, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The address for the above referenced entities and persons is 860 Washington Street, 3rd Floor, New York, NY 10014.
(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 14,707 shares of common stock and 14,707 shares of common stock issuable upon exercise of Warrants, in each case held by SilverArc Capital Alpha Fund I, L.P., (ii) 220,254 shares of common stock and 220,254 shares of common stock issuable upon exercise of Warrants, in each case held by SilverArc Capital Alpha Fund II, L.P., and (iii) 71,317 shares of common stock and 71,317 shares of common stock issuable upon exercise of Warrants, in each case held by Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is the investment adviser to SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P. and Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is the controlling entity of each of SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P. and Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is 100% owned by Devesh Gandhi, the controlling person. The address for SilverArc Capital Management, LLC is 20 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock issuable upon exercise of Warrants, in each case held by Aaron A. Grunfeld and Patricia Greenberg-Grunfeld. The address for the selling stockholder is 9454 Wilshire Blvd., Suite 600, Beverly Hills, CA 90212.

(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Andes Capital Financing LLC. The address for the selling stockholder is 7139 Hillgreen Drive, Dallas, TX 75214.

(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 55,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by Fatima, LLC. The address for the selling stockholder is 7139 Hillgreen Drive, Dallas, TX 75214.

(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,531,394 shares of common stock and (ii) 1,531,394 shares of common stock issuable upon exercise of Warrants, in each case held by Andrew Schwartzberg. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. The address for the selling stockholder is 1135 Rivas Canyon Road, Pacific Palisades, CA 90272.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by The Rachitsky Family Trust Dated 10-26-2010. The address for the selling stockholder is 54 Dapplegray Rd, Bell Canyon, CA 91307.

(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 76,570 shares of common stock and 76,570 shares of common stock issuable upon exercise of Warrants, in each case held by Anthony Digiandomenico and Jessica Digiandomenico, and (ii) 104,164 shares of common stock issuable upon exercise of warrants held by Anthony Digiandomenico. Mr. Digiandomenico is Chief of Transactions and a Director of Public Ventures, LLC, a registered broker-dealer. The shares reported as held by Anthony Digiandomenico and Jessica Digiandomenico do not include any shares owned by Public Ventures, LLC. The address for the selling stockholders is 14135 Midway Road, Suite G-150, Addison, TX 75001.
(14)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock issuable upon exercise of Warrants, in each case held by Artem Sagalovich. The address for the selling stockholder is 17828 Margate Street, Apt. 207, Encino, CA 91316.

(15)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 6,126 shares of common stock and (ii) 6,126 shares of common stock issuable upon exercise of Warrants, in each case held by Austin F Elkins and Rebecca L Elkins. The address for the selling stockholder is 400 Cooper Lane, Coppell, TX 75019.

(16)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 22,971 shares of common stock and (ii) 22,971 shares of common stock issuable upon exercise of Warrants, in each case held by Charles B. Humphrey. The address for the selling stockholder is 3500 Lexington Avenue, Dallas, TX 75205.

(17)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by William Noble Jr. The address for the selling stockholder is 3131 Maple, Apt. 4E, Dallas, TX 75201.

(18)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Brett Schafer. The address for the selling stockholder is 12100 Dewey St., Los Angeles, CA 90066.

(19)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 76,570 shares of common stock and (ii) 76,570 shares of common stock issuable upon exercise of Warrants, in each case held by Brian Weitman. The address for the selling stockholder is 210 23rd Street, Santa Monica, CA 90402.

(20)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by MCM Partners, L.P. Cappy McGarr, the general partner of MCM Partners, L.P., may be deemed to be the beneficial owner of all shares held by MCM Partners, L.P. The address for the selling stockholder is 1901 N Akard, Dallas, TX 75201.

(21)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Christopher Domencic. The address for the selling stockholder is 21159 White Clay Place, Leesburg, VA 20175.

(22)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 300,000 shares of common stock and 300,000 shares of common stock issuable upon exercise of Warrants, in each case held by Christopher A. Marlett Living Trust, and (ii) 312,492 shares of common stock issuable upon exercise of warrants held by Christopher Marlett. Mr. Marlett is the Chief Executive Officer of Public Ventures, LLC, a registered broker-dealer. Mr. Marlett exercises voting and dispositive authority over the securities held by Public Ventures, LLC. The shares reported as held by Christopher A. Marlett Living Trust do not include any shares owned by Public Ventures, LLC. The address for the selling stockholder is 14135 Midway Road, Suite G-150, Addison, TX 75001. Mr. Marlett served as a Director of the Company from June 2015 until February 2020.

(23)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,000 shares of common stock and (ii) 30,000 shares of common stock issuable upon exercise of Warrants, in each case held by Cliff Martin Living Trust. The address for the selling stockholder is 23901 Calabasas Road, Suite 1010, Calabasas, CA 91302.

(24)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock issuable upon exercise of Warrants, in each case held by The Daniel B Root Revocable Trust. The address for the selling stockholder is 1521 SW 61st Drive, Portland, OR 97221.

(25)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 199,701 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Candlestick Lane Investments, LP. Daniel Verret exercises voting and investment authority over the shares held by this selling stockholder. The address for the selling stockholder is 6545 Preston Road, Suite 200, Plano, TX 75024.

(26)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 153,139 shares of common stock and (ii) 153,139 shares of common stock issuable upon exercise of Warrants, in each case held by Erick Richardson Jr. The address for the selling stockholder is 11290 Chalon Rd., Los Angeles, CA 90049.

(27)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Feliks Manyak and Polina Manyak. The address for the selling stockholder is 29000 Freshwater Drive, Agoura Hills, CA 91301.

(28)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 91,314 shares of common stock, (ii) 15,314 shares of common stock issuable upon exercise of Warrants and (iii) 24,999 shares of common stock issuable upon exercise of warrants, in each case held by Gary A. Schuman. Mr. Schuman is the Chief Financial Officer of Public Ventures, LLC, a registered broker-dealer. The shares reported as held by Mr. Schuman do not include any shares owned by Public Ventures, LLC. The address for the selling stockholder is PO Box 247, Los Gatos, CA 95031.

(29)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 39,542 shares of common stock and (ii) 39,542 shares of common stock issuable upon exercise of Warrants, in each case held by Public Ventures, LLC, a registered broker-dealer. Public Ventures, LLC is a wholly owned subsidiary of MDB Capital Holdings, LLC. Christopher Marlett is Chief Executive Officer of Public Ventures, LLC and has voting and dispositive power over the shares held by Public Ventures, LLC. Public Ventures, LLC is a broker-dealer and was a placement agent in the Private Placement. The address for the selling stockholder is 4209 Meadowdale Lane, Dallas, TX 75229.

(30)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 70,444 shares of common stock and (ii) 70,444 shares of common stock issuable upon exercise of Warrants, in each case held by George H. Brandon and Ruth M. Brandon. The address for the selling stockholder is 859 Southern Shore Dr., Peachtree City, GA 30269.

(31)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Arnao Trust. The address for the selling stockholder is 216 S Redondo Ave., Manhattan Beach, CA 90266.

(32)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Joseph E Januszewski and Ashley B Januszewski. The address for the selling stockholder is 4333 Livingston Avenue, Dallas, TX 75205.

(33)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 91,884 shares of common stock and (ii) 91,884 shares of common stock issuable upon exercise of Warrants, in each case held by Catalysis Partners, LLC (the “Catalysis Fund”). Francis Capital Management, LLC serves as the general partner and investment manager to the Catalysis Fund and may be deemed to be the beneficial owner of all shares held by the Catalysis Fund. John Francis, as Managing Member of Francis Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of common stock held by the Catalysis Fund. The address for the selling stockholder is 610 Main Street, Venice, CA 90291.

(34)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Polaris Prime Small Cap Value, LP. The address for the selling stockholder is 735 Johnnie Dodds Blvd, Suite 105, Mt. Pleasant, SC 29464.

(35)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of

Warrants, in each case held by John C. Pernell Jr. The address for the selling stockholder is 735 Johnnie Dodds Blvd, Suite 105, Mt. Pleasant, SC 29464.
(36)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 495,420 shares of common stock and (ii) 75,000 shares of common stock issuable upon exercise of Warrants, in each case held by John Stanley Revocable Trust dated 8/4/2006. The address for the selling stockholder is 1095 Winding River Road, Vero Beach, FL 32963.

(37)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 3,063 shares of common stock and (ii) 3,063 shares of common stock issuable upon exercise of Warrants, in each case held by Karla Mansell. The address for the selling stockholder is Villas de Fatima Casa 12, Santo Domingo, Nicaragua.

(38)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Kevin Cotter and Amy Cotter, and (ii) 58,332 shares of common stock issuable upon exercise of warrants held by Kevin Cotter. The address for the selling stockholder is 1125 S Race Street, Unit 207, Denver, CO 80210.

(39)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Causeway Bay Capital LLC. The address for the selling stockholder is 3651 Lindell Road, Suite D #257, Las Vegas, NV 89103.

(40)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock issuable upon exercise of Warrants, in each case held by Len R Adamson. The address for the selling stockholder is 5770 Hoye Canyon Rd, Las Vegas, NV 89148.

(41)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by MacDonald J Bowyer. The address for the selling stockholder is 1724 Newport Hills Dr W, Newport Beach, CA 92660.

(42)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,531,394 shares of common stock and 1,531,394 shares of common stock issuable upon exercise of Warrants, in each case held by Strome Mezzanine Fund II, LP (“Strome Mezz II”); (ii) 50,229 shares of common stock held by the Mark E. Strome Living Trust (“Strome Trust”) and (iii) 46,103 shares of common stock held by Strome Mezzanine Fund, LP (“Strome Mezz” and together with Strome Mezz II and Strome Trust, the “Strome Entities”). The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. The general manager of Strome Mezz II and Strome Mezz is Strome Group, LP. Strome Group, Inc. is the general manager of Strome Group, LP. Strome Trust is the sole owner of Strome Group, Inc. Mark E. Strome has the authority to revoke the Strome Trust. Mr. Strome may be deemed to have voting and dispositive power over the shares held by the Strome Entities. The address for the selling stockholder is 1688 Meridian Avenue, Suite 700, Miami Beach, FL 33139.

(43)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,720 shares of common stock and (ii) 10,720 shares of common stock issuable upon exercise of Warrants, in each case held by Martina Lang. The address for the selling stockholder is Km 11 Carretera a Masaya, Managua, Nicaragua.

(44)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,000 shares of common stock and (ii) 15,000 shares of common stock issuable upon exercise of Warrants, in each case held by Kepmen Capital LLC. The address for the selling stockholder is 415 E 52nd Street 10MC, New York, NY 10022.

(45)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Matthew Jones. The address for the selling stockholder is 3907 Park Lane, Dallas, TX 75220.

(46)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by The Mihir Parikh and Keerti Gurushanthaiah Trust (DTD 11-22-2005). The address for the selling stockholder is 10877 Equestrian Ridge Court, San Diego, CA 92130.

(47)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by MN Trust. The address for the selling stockholder is 5933 Monforton School Road, Bozeman, MT 59718.

(48)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 61,256 shares of common stock and (ii) 61,256 shares of common stock issuable upon exercise of Warrants, in each case held by Nimish Patel. The address for the selling stockholder is 521 16th Street, Santa Monica, CA 90402.

(49)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Paul Acker and Shauna Acker JTWROS. The address for the selling stockholder is 757 Fort Ebey Road, Coupeville, WA 98239.

(50)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 153,139 shares of common stock and (ii) 153,139 shares of common stock issuable upon exercise of Warrants, in each case held by Bristol Investment Fund Ltd. Bristol Capital Advisors, LLC is the investment manager of Bristol Investment Fund Ltd. Paul Kessler, as manager of Bristol Capital Advisors, LLC and a director of Bristol Investment Fund Ltd., has voting and investment control over the shares. The address for the selling stockholder is c/o Bristol Capital Advisors, LLC, 555 Marin St., #140, Thousand Oaks, CA 91360.

(51)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Paul S. Tomaso. The address for the selling stockholder is 4422 Northcrest Rd., Dallas, TX 75229.

(52)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,828,501 shares of common stock and (ii) 306,279 shares of common stock issuable upon exercise of Warrants, in each case held by Peter A. Appel. The address for the selling stockholder is 3505 Main Lodge Drive, Coconut Grove, FL 33133.

(53)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Rafe W Wilkinson. The address for the selling stockholder is 325 Charmian Rd, Richmond, VA 23226-1704.

(54)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 45,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by Ricardo Barrios Velasquez. The address for the selling stockholder is Cortijo Los Laureles, appto 17B, San José, Costa Rica.

(55)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 45,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by Ricardo Barrios Solorzano. The address for the selling stockholder is El Mirador, Santo Domingo, Condominio La Cañada, Casa 1105, Managua, Nicaragua.

(56)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Richard J Hofstra and Donna J Hofstra. The address for the selling stockholder is 1501 Beaver Creek Dr., Plano, TX 75093.

(57)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 45,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by OPMFMK LLC, a Nevada LLC. The address for the selling stockholder is 21650 Oxnard Street, Suite 500, Woodland Hills, CA 91367.

(58)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Street and Audrey Reeves Family trust 4-24-2004. The address for the selling stockholder is 4001 Calle Sonora, Unit 1G, Laguna Woods, CA 92637.

(59)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Carter Revocable Living Trust U/A 1-8-2019, Todd Carter, Erin Hansen Carter, TTEES. The address for the selling stockholder is 22908 53rd Ave SE, Bothell, WA 98021.

(60)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Integrous Capital Partners, LLC. The address for the selling stockholder is 5500 Kite Tail Dr, Austin, TX 78730.

(61)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Richard Brock Compton. The address for the selling stockholder is 4925 Greenville, Suite 842, Dallas, TX 75206.

(62)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Bruce A. Robson. The address for the selling stockholder is 3811 Turtle Creek Blvd, Suite 1320, Dallas, TX 75219.

(63)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 61,256 shares of common stock and (ii) 61,256 shares of common stock issuable upon exercise of Warrants, in each case held by Anthony Jason Brent. The address for the selling stockholder is 670 Ledo Way, Los Angeles, CA 90049.

(64)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 4,594 shares of common stock and (ii) 4,594 shares of common stock issuable upon exercise of Warrants, in each case held by Joao Bernardo Granizo Mucciolo. The address for the selling stockholder is Balcones de Majahual #34, San Juan del Sur, Rivas, Nicaragua.

(65)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 61,256 shares of common stock and (ii) 61,256 shares of common stock issuable upon exercise of Warrants, in each case held by Bell Family Trust. The address for the selling stockholder is 650 Sierra Madre Villa Avenue, Suite 201, Pasadena, CA 91107.

(66)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 3,063 shares of common stock and (ii) 3,063 shares of common stock issuable upon exercise of Warrants, in each case held by Marcel Albert Krop. The address for the selling stockholder is Playa Maderas, San Juan del Sur, Rivas, Nicaragua.

(67)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Matthew Hayden. The address for the selling stockholder is 240 via Rancho, San Clemente, CA 92672.

(68)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Bennett Living Trust (DTD 3-12-1992). The address for the selling stockholder is 4360 Sepulveda Blvd., 2nd Floor, Culver City, CA 90230.